                                                                    Exhibit 99.1


FOR IMMEDIATE RELEASE

CONTACT:   Investor Relations
           John Eldridge
           (206) 272-6571
           j.eldridge@f5.com

           Public Relations
           Alane Moran
           (206) 272-6850
           a.moran@f5.com

               F5 Networks Announces Fiscal Third Quarter Results
            16 percent operating margin on record quarterly revenue,
                          up 52 percent year over year

SEATTLE, WA -- JULY 21, 2004 -- F5 Networks today announced net income of $7.4 million ($0.20 per diluted share) on record revenue of $44.2 million for the third quarter of fiscal 2004, up from $6.0 million ($0.16 per diluted share) on revenue of $40.6 million in the second quarter. In the third quarter of fiscal 2003 the company reported net income of $1.4 million ($0.05 per diluted share) on revenue of $29.2 million.

F5 president and chief executive officer John McAdam said sales in North America rebounded during the quarter and combined with strong sales in Europe and Asia Pacific to boost overall revenue 9 percent sequentially and 52 percent year over year. Strength in North America was led by product revenue, which grew 32 percent sequentially and contributed to 24 percent sequential growth of North American product and service revenue combined. As expected, Japan revenue was down sequentially following exceptionally strong sales in the prior quarter and reflecting the seasonality that typically characterizes the first quarter of Japan's fiscal year.

McAdam said sales of the company's FirePass SSL VPN products also grew during the third quarter. FirePass revenue of $3.8 million was up from $2.7 million in the prior quarter, pushing revenue for the first three quarters of fiscal 2004 to $8.0 million. Steady growth of FirePass sales since the technology was acquired from uRoam in July 2003 is reflected in a recent Infonentics report which ranked FirePass second in global SSL VPN market share.

In line with management's guidance, the company did not report any revenue from its newest security offering, TrafficShield, acquired with the purchase of MagniFire on May 31 of this year. McAdam said the company will continue to focus on training and integration during the current quarter, ending September 30, and expects to generate its first material revenue from TrafficShield in the first quarter of fiscal 2005, with a target of $8 to $12 million for the year.

Even with the additional operating expenses resulting from the acquisition of MagniFire, the company's revenue growth enabled it to realize further improvements in its operating margin, which increased to 16 percent from 14 percent in the prior quarter. In addition, the company continued to strengthen its balance sheet, with days sales outstanding (DSO) of 40 days, contributing to positive cash flow of $10.6 million from operations. Following $26.9 million in cash payments related to the purchase of MagniFire, the company had $210 million in cash and investments at June 30.

With the launch of its new traffic management products -- code-named "Buffalo Jump" -- scheduled for early September, McAdam said he is confident the new products will have a positive impact on the company's core business and will help drive solid revenue growth in fiscal 2005. For the fourth quarter of fiscal 2004, ending September 30, he said management believes the company will continue to grow sequentially and has set a target range of $45 million to $47 million in revenue.

Following F5's strong performance during the past three quarters, management expects to begin recording additional U.S. income taxes and expects to reverse the valuation allowance on the company's U.S. deferred tax assets, resulting in an estimated net tax benefit of approximately $5.7 to $6.1 million in the fourth quarter. The estimated net tax benefit includes U.S. federal, state and international taxes. Earnings calculated in a manner consistent with prior quarters are expected to be $0.20 to $0.22 per share. Earnings per share including tax adjustments are expected to be $0.37 to $0.39 per share for the fourth quarter. A reconciliation of the difference between expected earnings before and after the tax adjustment is shown in the following table:

               RECONCILIATION OF EXPECTED FOURTH QUARTER EARNINGS

                                                                           Low           High
                                                                           ---           ----
    Income before income taxes                                           $  7,800      $  8,800
    Provision for international and state taxes                              (400)         (400)
                                                                         --------      --------
    Net income after international and state taxes                       $  7,400      $  8,400
    Net U.S. tax benefit                                                    6,500         6,100
                                                                         --------      --------
    Net income after tax                                                 $ 13,900      $ 14,500

    Net income after international and state taxes per share-diluted     $   0.20      $   0.22
    Net income after tax-diluted                                         $   0.37      $   0.39

    Weighted average shares-diluted                                        37,500        37,500

ABOUT F5 NETWORKS

F5 enables organizations to successfully deliver business-critical applications and gives them the greatest level of agility to stay ahead of growing business demands. As the pioneer and global leader in Application Traffic Management, F5 continues to lead the industry by driving more intelligence into the network to deliver advanced application agility. F5 products ensure the secure and optimized delivery of applications to any user - anywhere. Through its flexible and cohesive architecture, F5 delivers unmatched value by dramatically improving the way organizations serve their employees, customers and constituents, while lowering operational costs. The company is headquartered in Seattle, Washington with offices worldwide. For more information, visit the F5 Web site: www.f5.com.

FORWARD LOOKING STATEMENTS

Statements in this press release concerning training and integration related to the TrafficShield product, revenue from TrafficShield, launch of the Buffalo Jump product, the impact of new products on the company's business, revenue growth in fiscal 1995, the company's sequential growth, target revenue and income before taxes, reversal of the deferred tax assets, after tax earnings and other statements that are not historical facts are forward-looking statements. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of F5, or industry results, to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Such factors include, among others: the timely development, introduction and acceptance of additional new products and features by F5 or its competitors; competitive pricing pressures; increased sales discounts; F5's ability to sustain or develop distribution relationships; F5's ability to attract, train and retain qualified product development, marketing, sales, professional services and customer support personnel; F5's ability to expand in the international markets and the unpredictability of F5's sales cycle. F5 has no duty to update any guidance provided. More information about potential risk factors that could affect F5's business and financial results is included in F5's annual report on Form 10-K for the fiscal year ended September 30, 2003, and other public filings with the Securities and Exchange Commission.

                                     # # # #
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                                F5 NETWORKS, INC.
                      CONDENSED CONSOLIDATED BALANCE SHEETS
                               (in thousands)

                                                       JUNE 30,      SEPTEMBER 30,
                                                         2004            2003
                                                       ---------      ---------
                                                      (unaudited)
                       ASSETS

Current assets
  Cash and cash equivalents ......................     $  22,165      $  10,351
  Short-term investments .........................        90,265         34,527
  Accounts receivable, net of allowances of $3,286
   and $3,049 ....................................        19,789         19,325
  Inventories ....................................         1,868            762
  Other current assets ...........................         4,500          4,779
                                                       ---------      ---------
   Total current assets ..........................       138,587         69,744
                                                       ---------      ---------
Restricted cash ..................................         6,258          6,000
Property and equipment, net ......................        12,007         10,079
Long-term investments ............................        98,058         34,132
Goodwill .........................................        48,998         24,188
Other assets, net ................................         9,003          4,030
                                                       ---------      ---------
   Total assets ..................................     $ 312,911      $ 148,173
                                                       =========      =========

         LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities

  Accounts payable ...............................     $   6,348      $   3,714
  Accrued liabilities ............................        16,107         13,148
  Deferred revenue ...............................        26,321         19,147
                                                       ---------      ---------
   Total current liabilities .....................        48,776         36,009
                                                       ---------      ---------
Other long-term liabilities ......................         1,812          1,584
Deferred tax liability ...........................           605            151
                                                       ---------      ---------
   Total long-term liabilities ...................         2,417          1,735
                                                       ---------      ---------
Commitments and contingencies
Shareholders' equity
  Preferred stock, no par value; 10,000 shares
   authorized, no shares outstanding .............            --             --
  Common stock, no par value; 100,000 shares
  authorized 34,509 and 27,403 shares
    issued and outstanding .......................       277,009        141,709
Unearned compensation ............................            --            (10)
Accumulated other comprehensive income ...........          (998)           195
Accumulated deficit ..............................       (14,293)       (31,465)
                                                       ---------      ---------
   Total shareholders' equity ....................       261,718        110,429
                                                       ---------      ---------
   Total liabilities and shareholders' equity ....     $ 312,911      $ 148,173
                                                       =========      =========

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                             F5 NETWORKS, INC.
              CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
            (unaudited, in thousands, except per share amounts)

                                               THREE MONTHS ENDED       NINE MONTHS ENDED
                                                    JUNE 30,                 JUNE 30,
                                               -------------------     --------------------
                                                2004        2003         2004        2003
                                               -------     -------     --------     -------
Net revenues:
   Product ...............................     $32,537     $21,310     $ 88,633     $61,149
   Service ...............................      11,706       7,879       32,338      23,113
                                               -------     -------     --------     -------
      Total net revenues .................      44,243      29,189      120,971      84,262
                                               -------     -------     --------     -------
Cost of net revenues:
   Product ...............................       7,267       4,491       19,915      12,751
   Service ...............................       2,832       2,290        7,920       6,726
                                               -------     -------     --------     -------
      Total cost of net revenues .........      10,099       6,781       27,835      19,477
                                               -------     -------     --------     -------
   Gross profit ..........................      34,144      22,408       93,136      64,785
                                               -------     -------     --------     -------
Operating expenses:
   Sales and marketing ...................      16,907      13,593       47,781      39,413
   Research and development ..............       6,253       4,810       17,597      14,091
   General and administrative ............       4,069       2,800       11,271       9,050
   Amortization of unearned compensation .          --           6           10          77
                                               -------     -------     --------     -------
      Total operating expenses ...........      27,229      21,209       76,659      62,631
                                               -------     -------     --------     -------
Income from operations ...................       6,915       1,199       16,477       2,154
Other income, net ........................         848         352        1,840       1,126
                                               -------     -------     --------     -------
Income before income taxes ...............       7,763       1,551       18,317       3,280
Provision for income taxes ...............         347         152        1,145         546
                                               -------     -------     --------     -------
   Net income ............................     $ 7,416     $ 1,399     $ 17,172     $ 2,734
                                               =======     =======     ========     =======
Net income per share - basic .............     $  0.22     $  0.05     $   0.52     $  0.10
                                               =======     =======     ========     =======
Weighted average shares - basic ..........      34,382      26,638       32,760      26,227
                                               =======     =======     ========     =======
Net income per share -  diluted ..........     $  0.20     $  0.05     $   0.48     $  0.10
                                               =======     =======     ========     =======
Weighted average shares - diluted ........      36,969      28,467       35,703      27,525
                                               =======     =======     ========     =======